                                                                    EXHIBIT 25.4

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   ------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(b)(2) _

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                      95-4655078
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

1999 AVENUE OF THE STARS - FLOOR 26
LOS ANGELES, CA                                                            90067
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
               -------------------------------------------------
                             DETROIT EDISON TRUST I
                             DETROIT EDISON TRUST II
               (Exact name of obligor as specified in its charter)

           DELAWARE                                           TO BE APPLIED FOR:
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification No.)

2000 2ND AVENUE
DETROIT, MICHIGAN                                                   48226
(Address of principal executive offices)                         (Zip Code)

             GUARANTEE TRUSTEE FOR THE TRUST PREFERRED SECURITIES OF
               DETROIT EDISON TRUST I AND DETROIT EDISON TRUST II
                         (Title of Indenture Securities)
--------------------------------------------------------------------------------

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ITEM 1.     GENERAL INFORMATION.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.

            Board of Governors of the Federal Reserve System, Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

ITEM 2.     AFFILIATIONS WITH OBLIGOR.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

      None.

NO RESPONSES ARE INCLUDED FOR ITEMS 3-15 OF THIS FORM T-1 BECAUSE THE OBLIGOR IS NOT IN DEFAULT AS PROVIDED UNDER ITEM 13.

ITEM 16.    LIST OF EXHIBITS.

      List below all exhibits filed as part of this statement of eligibility.

      Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
                  Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

      Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

      Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

      Exhibit 5.  Not Applicable

      Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

      Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

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      Exhibit 8.  Not Applicable

      Exhibit 9.  Not Applicable

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 15th day of April, 2005.

                                J. P. Morgan Trust Company, National Association

                                     By /s/ J. Michael Banas
                                        ---------------------
                                        J. Michael Banas
                                        Authorized Officer

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                                                                       Exhibit 7

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                             STATEMENT OF CONDITION

                               SEPTEMBER 30, 2004

                                           ($000)
                                         ---------
ASSETS

 Cash and Due From Banks                 $  28,672
 Securities                                145,134
 Loans and Leases                          110,847
 Premises and Fixed Assets                  11,202
 Intangible Assets                         384,284
 Goodwill                                  201,011
 Other Assets                               45,941
                                         ---------
  Total Assets                           $ 927,091
                                         =========
LIABILITIES

 Deposits                                $  94,426
 Other Liabilities                          55,575
                                         ---------
  Total Liabilities                        150,001

EQUITY CAPITAL

 Common Stock                                  600
 Surplus                                   701,587
 Retained Earnings                          74,903
                                         ---------
  Total Equity Capital                     777,090
                                         ---------

  Total Liabilities and Equity Capital   $ 927,091
                                         =========